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                         CONSENT OF INDEPENDENT AUDITORS

                 EXHIBIT 23.1 -- CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statements for the Company's Steelcase Inc. Deferred Compensation Plan (Registration No. 333-84689), Steelcase Inc. 401(k) Retirement Plan (Registration No. 333-84251), Steelcase Inc. Incentive Compensation Plan (Registration No. 333-46711), Steelcase Inc. Employee Stock Purchase Plan (Registration No. 333-46713) and Steelcase Inc. Public Debt Offering (Registration No. 333-83264) of our report dated March 26, 2003, except for Note 10, which is as of May 2, 2003 relating to the consolidated financial statements and schedule, which appears in this Form 10-K.

BDO SEIDMAN, LLP

GRAND RAPIDS, MICHIGAN
MAY 16, 2003